Exhibit 5.1

Rutgers Posch Visée Endedijk N.V.
Herengracht 466, 1017 CA Amsterdam
P.O. Box 10896, 1001 EW Amsterdam
The Netherlands
T + 31(0)20 891 3900 | F + 31(0)20 891 3901
www.rutgersposch.com

uniQure B.V. (the “Issuer”)
Meibergdreef 61
1105 BA Amsterdam
The Netherlands	Date: 4 February 2014

uniQure B.V. - SEC Exhibit 5 opinion letter

Dear Sirs,

1.                            Introduction

We have acted as Dutch legal counsel to the Issuer in connection with the Registration (as defined in Annex 1).

2.                            Definitions

Certain terms used in this opinion are defined in Annex 1 (Definitions) hereto.

3.                            Dutch Law

We express no opinion or statement on any law other than Dutch Law. Our investigation has further been limited to the text of the documents. We have not investigated the meaning and effect of any document governed by a law other than Dutch Law. The opinions and statements expressed herein are rendered only as of the date of this opinion and we assume no obligation to advise you of facts, circumstances, events or changes in Dutch Law that may hereafter arise or be brought to our attention and that may alter, affect or modify the opinions or statements expressed herein.

4.                            Scope of investigation

For purposes of this opinion, we have examined and relied solely upon the following documents:

4.1                     a copy of the Registration Statements;

4.2                     a copy of the Deed of Incorporation;

Rutgers & Posch is the tradename of Rutgers Posch Visée Endedijk N.V. in Amsterdam (Traderegister no. 56919891). The general terms and conditions of Rutgers & Posch, which stipulate a limitation of liability, the applicability of Dutch law and the exclusive jurisdiction of the district court in Amsterdam, are applicable to all work performed. The general terms and conditions are available at www.rutgersposch.com.

4.3                     a copy of the Extract;

4.4                     a copy of the Shareholders Register;

4.5                     a copy of the IPO Resolutions;

4.6                     a copy of the Shareholders Resolutions;

4.7                     a copy of the Company Certificate;

4.8                     the form of the Deed of Conversion containing the Issuer’s articles of association (statuten) as they will be in force at the time of the Issue of the Registration Shares;

4.9                     the form of the Underwriting Agreement;

4.10              the form of the Pricing Resolution; and

4.11              the form of the Deed of Issuance.

In addition, we have examined such documents, and performed such other investigations, as we considered necessary for the purpose of this opinion.

5.                            Assumptions

For the purpose of this opinion, we have assumed that:

5.1                     all copies of documents conform to the originals and that all originals are authentic and complete;

5.2                     each signature is the genuine signature of the individual concerned;

5.3                     all factual matters, statements in documents, confirmations and other results of our investigation, relied upon or assumed herein, were true and accurate on the date of signing of the documents and remain true and accurate on the date hereof;

5.4                     the Registration Statements have been or will have been filed with the SEC in the form referred to in this opinion;

5.5                     the Deed of Conversion and the Pricing Resolution will have been executed in the form referred to in this opinion; and

5.6                     the Registration Shares will have been validly accepted by the subscriber for them.

6.                            Opinions

Based upon the foregoing and subject to any factual matters and documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we express the following opinion:

6.1                     The Registration Shares, when issued, fully paid for and delivered in accordance with the terms of the Deed of Issuance will be validly issued, fully paid and non-assessable(1).

7.                            Reliance

7.1                     This opinion is furnished to you in order to be filed as an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration. We consent to the filing of this opinion as Exhibit 5 to the Registration Statements and further consent to the reference to our firm in the Registration Statements under the caption “Legal Matters”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under section 7 of the U.S. Securities Act of 1933 or the rules and regulations promulgated thereunder.

7.2                     This opinion may only relied upon under the express condition that it and any issues of interpretation or liability arising thereunder will be governed by Dutch Law and be brought before a court of the Netherlands. In addition, this opinion may only be relied upon under the express condition and limitation that any possible liability of Rutgers Posch Visée Endedijk N.V., its shareholders (including its directors) and employees is limited to the amount available and payable under Rutgers Posch Visée Endedijk N.V.’s professional malpractice insurance coverage.

[Signature page follows]

(1)  The term “non-assessable” has no equivalent in Dutch and as used in this opinion it means that a holder of a share will not by reason of merely being such a holder, be subject to assessment or calls by the Issuer or its creditors for further payment (in addition to the amount required for the share to be fully paid) on such share.

Yours faithfully,

/S/ RUTGERS POSCH VISÉE ENDEDIJK N.V.

Rutgers Posch Visée Endedijk N.V.

Annex 1

Definitions

“Chamber of Commerce” means the Chamber of Commerce (Kamer van Koophandel en Fabrieken) of Amsterdam;

“Company Certificate” means the certificate dated 31 January 2014 attached as Annex 2 hereto;

“Deed of Conversion” means the draft deed of conversion and amendment of the articles of association dated 16 January 2014 providing for the conversion of the Issuer from a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) into a public limited liability company (naamloze vennootschap) and amendment of its articles of association;

“Deed of Incorporation” means the Issuer’s deed of incorporation dated 9 January 2012 as deposited with the Chamber of Commerce;

“Deed of Issuance” means a copy of the draft private deed of issuance (onderhandse akte van uitgifte) in respect of the Registration Shares dated 4 February 2014;

“Dutch Law” means the laws of the Kingdom of the Netherlands excluding Aruba, Bonaire, Curaçao, Saba, Sint Eustatius and Sint Maarten (“the Netherlands”) as they currently stand and are applied by the courts of the Netherlands but excluding unpublished case law and case law available in electronic form only;

“Extract” means a copy of the trade register extract regarding the Issuer obtained from the Chamber of Commerce and dated 31 January 2014;

“Insolvency Proceedings” means each of the proceedings listed In Annex A or B of Council Regulation (EC) No 1346/2000 of 29 May 2000 on insolvency proceedings (OJ 2000, L 160, 1), as amended;

“IPO Resolutions” means (i) the resolutions of the Issuer’s management board set out in the minutes of its meeting held on 9 January 2014, approving, among other things, the Offering, the Prospectus and the Registration Statement, (ii) the resolutions of the Issuer’s supervisory board set out in the minutes of its meeting held on 9 January 2014, approving, among other things, the Offering, the Prospectus and the Registration Statement, and (iii) the resolutions of the Issuer’s supervisory board set out in the minutes of its meeting held on 22 January 2014, approving, among other things, the IPO, the share consolidation, and the offering price range. Capitalised terms used in this definition but not defined herein shall have the meaning as described thereto in the Underwriting Agreement;

“Issue Authorisation Maximum” is defined in the definition of “Shareholders Resolutions”;

“Pricing Resolution” means a draft written resolution of the Pricing Committee and the Issuer’s management board dated 4 February 2014, including resolutions to:

(i)                      approve and determine the number of and issue price for the Registration Shares;

(ii)                   approve and resolve to grant an option for a number of Registration Shares to be issued in addition to the number of Registration Shares referred to in (i);

(iii)                resolve to issue the Registration Shares; and

(iv)               resolve to exclude all pre-emptive rights (voorkeursrechten) in respect of the issue of Registration Shares and the grant of the option to acquire Registration Shares as referred to in (ii);

“Registration” means the registration of the Registration Shares with the SEC under the U.S. Securities Act;

“Registration Shares” means a maximum of [•]ordinary shares, nominal value EUR 0.05 each, in the Issuer’s share capital, to be issued by the Issuer pursuant to the IPO Resolutions, the Shareholders Resolutions and the Pricing Resolution;

“Registration Statements” means the registration statement on form F-1 (Registration No. 333-188855) in relation to the Registration filed with the SEC on 3 February 2014 and the Registration Statement on form F-1 in relation to an additional [•] ordinary shares in relation to the Registration filed with the SEC on the date hereof (excluding any documents incorporated by reference in them and any exhibits to them);

“SEC” means the U.S. Securities and Exchange Commission;

“Shareholders Register” means the Issuer’s shareholders register;

“Shareholders Resolutions” means (i) the resolutions of the Issuer’s general meeting of shareholders set out in the extract from the minutes of its meeting held on 20 January 2014, including a resolution to appoint a pricing committee (the “Pricing Committee”) and to delegate to the Pricing Committee the authority to determine the number of and issue price for the Registration Shares, subject to certain conditions, (ii) the written resolutions of the Class A shareholders dated 20 January 2014, including a resolution to approve the IPO, (iii) the resolutions of the Issuer’s combined general meeting of shareholders set out in the extract from the minutes of its meeting held on 27 January 2014, including a resolution to designate the Issuer’s management board as the corporate body authorised to resolve to issue ordinary shares in the Issuer’s capital up to a maximum of USD 115 mio (the “Issue Authorisation Maximum”) and to exclude all pre-emptive rights in respect thereof, and (iv) the resolutions of the Issuer’s meeting of Class A shareholders set out in the extract from the minutes of its meeting held on 27 January 2014, including a resolution to designate the Issuer’s management board as the corporate body authorised to resolve to issue ordinary shares in the Issuer’s capital up to the Issue Authorisation Maximum and to exclude all pre-emptive rights in respect thereof. Capitalised terms used in this definition but not defined herein shall have the meaning as described thereto in the Underwriting Agreement;

“Underwriting Agreement” means the draft underwriting agreement to be entered into between the Issuer and the Underwriters as representatives for the several underwriters named in Schedule A of the underwriting agreement dated 24 January 2014; and

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended.

Annex 2

Company Certificate

From: the corporate secretary of uniQure B.V.

Dated: 31 January 2014

The undersigned:

Aicha Diba, acting in her capacity as corporate secretary of uniQure B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law, having its corporate seat in Amsterdam, the Netherlands and registered with the Dutch trade register of the Chamber of Commerce under number 54385229 (the “Issuer”),

Background:

I.	The Issuer intends to seek the Registration with the SEC of the Registration Shares;
II.

In connection with the Registration, on the date of this Company Certificate, Rutgers Posch Visée Endedijk N.V. intends to issue a legal opinion in the form attached to this certificate (the “Legal Opinion”);

III.	This Company Certificate is the “Company Certificate” as defined in the Legal Opinion; and
IV.	The undersigned makes the certifications in this Company Certificate after due and careful consideration and after having made all necessary enquiries.

1.              Construction

2.1                    Terms defined in the Legal Opinion have the same meaning in this Company Certificate; and

2.2                     In this Company Certificate “including” means “including without limitation”.

2.              Certification

The undersigned certifies the following:

2.1                     Authenticity

As at the date of this Company Certificate:

i)                           all information regarding the Issuer registered or on file with the Dutch Trade Register of the Chamber of Commerce; and

ii)                        all information in the Shareholders Register,

is correct, complete and up to date.

2.2                     Solvency

The Issuer is not the subject of any Insolvency Proceedings, emergency measure (noodregeling), a non-insolvency dissolution, or a statutory merger or demerger.

2.3                     Issue

The maximum number of Registration Shares to be issued will not exceed the Issue Authorisation Maximum.

2.4                     General

The undersigned is not aware of:

i)                           any claim (whether actual or threatened and including any claim, litigation, arbitration or administrative or regulatory proceedings) to the contrary of the certifications in this Company Certificate; or

ii)                         any fact or circumstance which she understands or suspects has or might have any impact on the correctness of the Legal Opinion and which has not been disclosed to Rutgers Posch Visée Endedijk N.V. in writing.

3.              Reliance

Rutgers Posch Visée Endedijk N.V. may rely on this Company Certificate (without personal liability for the undersigned).

In evidence whereof this Company Certificate was signed in the manner set out below.

/S/ AICHA DIBA

Aicha Diba